Exhibit 99.1

REAL ESTATE CONTRACT

THIS REAL ESTATE CONTRACT (“Contract”) is made by and between Legacy Capital Group, an Oklahoma limited partnership (“Seller”) and Enovation Controls, LLC, an Oklahoma limited liability company, or its assigns (“Buyer”) and is effective on the last date this Contract is signed by both parties (“Effective Date”) as shown on the signature page of this Contract.

1.  Property.  Buyer agrees to purchase and Seller agrees to sell the real property and improvements commonly known as 5311 South 122nd East Avenue, Tulsa, Tulsa County, Oklahoma (“Property”) legally described on Exhibit A attached hereto and made a part hereof, comprised of real property, an approximately 141,624 sq. ft. manufacturing facility, and a two-story office building of approximately 31,744 sq. ft., together with all easements, right-of-ways, parking, access rights and appurtenances thereto (collectively, the “Property”).  A site plan of the Property is attached hereto as Exhibit B and made a part hereof.  The conveyance of Property herein shall also include the following: (a) all personal property, fixtures, building equipment, appliances, wiring, conduits, pipes, electrical and plumbing systems, boilers, motors, HVAC equipment to the extent owned by Seller (“Personal Property”), and (b) all of Seller’s interest in tenant leases and other agreements permitting occupancy of the improvements (“Leases”) described on Exhibit C attached hereto and made a part hereof

2.  Purchase Price.  The Purchase Price for the Property is $ 11,250,000 (“Purchase Price”). Buyer agrees to pay an earnest money deposit in the amount of $1,125,000.00 (“Deposit”) with Guaranty Abstract Company in Tulsa, Oklahoma (“Title Company”) within two (2) business days after the Effective Date.  The Deposit shall be applied to the Purchase Price. The balance of the Purchase Price, subject to prorations and allocations made herein, shall be paid in guaranteed funds by wire transfer at Closing.

3.  Seller’s Documents.  Within five (5) days after the Effective Date, Seller shall deliver to Buyer copies of the following information but only to the extent in Seller’s possession: (i) all existing surveys, environmental reports, engineering reports, soil and substrata surveys, and any other similar studies, surveys, audits, assessments, or reports in connection with the Property, (ii) all Leases and any amendments thereto, (iii) a current rent roll and tenant aging reports, (iv) operating statements for the Property for 2016 and 2017, and (v) copies of all maintenance and service agreements affecting the Property (“Seller’s Documents”).  Buyer agrees that Seller’s Documents shall remain confidential. Buyer will not, without first obtaining Seller’s prior written consent, communicate or disclose to any person, directly or indirectly under any circumstances or by any means any information contained in Seller's Documents, other than Buyer’s attorney, due diligence consultants, accountants, and lender.  Buyer may additionally disclose such matters to those (i) who need to review such information for the limited purpose of assisting Buyer in evaluating the proposed transaction, (ii) whom the Buyer has advised of the confidential nature of the information and the terms and conditions of this paragraph, and (iii) who agree to be bound by and comply with all terms and conditions of this paragraph as if they were the Buyer hereunder. Buyer agrees that it will use the information solely for the purpose of evaluating the proposed transaction and Buyer will not use the information for any other purpose whatsoever.  Buyer agrees to take the same precautions to safeguard the information that it takes with respect to its own non-public and highly confidential proprietary data (which precautions the Buyer represents and warrants are and will continue to be commercially reasonable in all respects), and to be liable to Seller for any failure to so comply, provided that in no event shall Buyer be liable for consequential, special, exemplary or punitive damages.

4.  Inspections. Buyer shall have sixty (60) days after the Effective Date to perform all inspections of the Property, evaluate title and survey issues, and conduct its due diligence (“Inspection Period”). Buyer may terminate the Contract, in its sole and absolute discretion, by providing written notice to Seller on or prior to expiration of the Inspection Period, in which event Buyer shall receive a return of the Deposit. Subject to the rights of any tenants under the Leases, Buyer, its agents, employees, or representatives, are hereby granted the right to immediately enter on all or any portion of the Property for the purpose of making any structural, mechanical, engineering, geological, ecological, environmental, soil, surveying, or other work as may be necessary or appropriate for the inspection of the Property or the preparation of any plans, surveys, reports and applications for the use and operation thereof. Buyer agrees to indemnify and hold Seller harmless for all liabilities, damages and claims arising out of injury to persons or property to the extent resulting from Buyer's inspections.  Buyer shall return the Property to its pre-inspection condition in the event Buyer alters, damages, or interferes with the Property in any manner.  Buyer shall not enter a tenant space to perform inspections of any kind and may not perform any intrusive testing, structural tests, soil borings, or groundwater testing, without Seller’s prior written approval as to the scope of work and without a Seller representative present (unless waived in writing by Seller).  Prior to performing any testing or

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investigations of the physical or environmental condition of the Property, Buyer shall deliver to Seller evidence of a liability policy of at least $1,000,000 in the name of Buyer or its vendor showing Seller as an additional insured.

5.  Closing.  This transaction shall close no later than December 29, 2017.   Seller and Buyer shall equally share the escrow fee but Buyer shall pay the cost of recording the Deed and all stamp/deed transfer taxes. Each party shall pay its own attorney’s fees. Closing shall occur at the Title Company.  At Closing, Buyer shall deliver the Purchase Price as well as counterpart originals of the Assignment and Lease Termination (as defined below). At Closing, Seller shall deliver to Buyer the following:

(a)A Special Warranty Deed (“Deed”) conveying to Buyer fee simple title to the Property subject to all matters of record, zoning ordinances, the Leases, taxes and assessments not yet due and payable, and matters which would be disclosed by an accurate ALTA survey or by physical inspection.  Seller shall not be required to attach a list of Permitted Exceptions to the Deed nor warrant that the exceptions disclosed in the Title Commitment are the only matters of record. Provided, however, this shall not prejudice Buyer’s right to terminate this Contract if Buyer cannot obtain an Owner’s Policy of Title Insurance consistent with its title objections which insures fee simple marketable title subject only to Permitted Exceptions.

(b)A Bill of Sale and Assignment (“Bill of Sale”) conveying to Buyer all Personal Property.  The Bill of Sale shall be a quit claim conveyance without representation or recourse.

(c)An Assignment and Assumption of Leases (“Assignment”) assigning to Buyer all of Seller's interest as landlord in and to all Leases (as described on Exhibit C).

(d)Title Company Owner’s Affidavit of Seller.

(e)The FIRPTA (Section 1445) Tax Affidavit of Seller.

(f)Letter to all tenants authorizing rent to be paid to Buyer after Closing.

(g)Such other documents as the Title Company may reasonably require to effect the consummation of the transaction contemplated by this Contract.

(h)Amendment to the Genisys Controls, LLC (affiliate of Seller) Lease in the form attached hereto as Exhibit D.

(i)Termination and Mutual Release of Enovation Controls, LLC Lease (“Lease Termination”)

6. Representations.  The Property is sold in its “as-is” and “where-is” condition without representation or warranty as to the Property’s condition, value or legal compliance. Buyer acknowledges that Buyer is relying upon its own inspections and investigations in determining whether to purchase the Property and is not relying upon any representation or information provided by Seller or Seller’s agents or employees.  Buyer waives, releases and dismisses Seller from all claims, actions, lawsuits, damages and expenses arising out of the condition of the Property. Notwithstanding the foregoing, Seller makes the following representations and warranties to Buyer:

(a)Seller is the owner of the Property and has the legal power and authority to enter into and perform this Contract.

(b)Seller is not a foreign person selling property as described in the Foreign Investment in Real Property Tax Act (“FIRPTA”) and Seller agrees to deliver an affidavit at Closing reflecting that Seller is not a foreign person and provide Seller’s tax identification number (“Tax Affidavit”).

(c)Except as disclosed in Seller’s Documents, Seller has no actual knowledge of  litigation pending against Seller, and to Seller’s actual knowledge, there is no litigation pending or threatened, which would affect the sale of the Property, including, without limitation, litigation pending or threatened against the Property, and the Seller has received

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no official notice of any governmental proceedings, including without limitation, condemnation proceedings, that would impair Seller’s ability to perform its obligations under the Contract, and to complete the Closing thereunder.

(d)With respect to the Leases:

(1)Seller will deliver to Buyer a true and correct copy of the Leases and all amendments, modifications, extensions, and guarantees. Seller represents and warrants that the Leases delivered to Buyer represent the entire understanding between Seller and tenants and that there are no unwritten or oral agreements which modify the terms and provisions of the Leases as written.

(2)  Seller has not received from any tenant any current notice of default that remains uncured or claim of offset or other defense with respect to Seller’s obligations under the Leases.

(3)  Except with respect to the Leases delivered by Seller as part of the Seller Documents, and the tenants thereunder or which are disclosed in the Title Commitment, there are no (x) recorded or unrecorded leases affecting the Property to which Seller is a party, (y) contracts pertaining to or affecting the Property to which Seller is a party, except to the extent such contracts are terminable upon 30 days’ notice , or (z) parties in possession, or with a claim or possession, of the Property, or any part thereof with Seller’s knowledge or consent.

(e)Seller has not received notice from a governmental agency that the Property violates any zoning, building, health, flood control, fire, environmental, or other law, ordinance, order, or regulation or any restrictive covenant, and Seller has not received notice from a governmental agency that there are violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement, affecting any portion of the Property.

7.  Seller Covenants.  During the term of this Contract, Seller covenants that it shall continue to operate, manage, and maintain the Property in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice.   So long as this Contract remains in effect, after the Effective Date but prior to expiration of the Inspection Period, Seller covenants that it shall not do any of the following without providing Buyer with at least five (5) days’ prior written notice: (i) Enter into any lease in connection with the Property, or extend or modify any of the Leases; or (ii) Grant or record any easement, license, or right-of-way in, to or through the Property, or any part thereof. So long as this Contract remains in effect, after expiration of the Inspection Period, Seller covenants that it shall not take any of the actions described in the immediately preceding sentence without the prior written consent of Buyer, which shall not be unreasonably withheld.  This provision is subject to the termination rights described in Section 17 below.

8.   Title.  Within five (5) days after the Effective Date, Seller agrees to order from the Title Company a title insurance commitment (together with legible copies of all exception documents) (“Title Commitment”).  The Title Commitment shall be for an ALTA standard owner’s policy in a form acceptable to Buyer and shall commit to insure a marketable fee simple title subject to the requirements and exceptions set forth therein in the Buyer upon the recording of the Deed in the amount of the Purchase Price. Buyer shall have until the expiration of the Inspection Period (and within five [5] business days of receipt of any updates to the Title Commitment, with regard to any new matters in such updates, if received after the end of the Inspection Period) to notify Seller in writing of any objections to the Title Commitment.  Seller shall have no obligation to cure any title objections, other than existing mortgage liens granted by Seller, judgment liens or mechanic’s liens created by Seller, or delinquent tax liens.  In the event Seller delivers written notice to Buyer stating that it will not cure all of the title objections (other than those Seller is obligated to remove), Buyer shall have five (5) days after receipt thereof to notify Seller in writing that Buyer either (a) waives such objections and such matters shall become Permitted Exceptions, or (b) elects to terminate this Contract and, in such instance, shall receive a full refund of the Deposit.  If any title objections are not cured by Seller before Closing, Buyer may, at its option, terminate this Contract upon written notice to Seller, and the Deposit shall be returned to Buyer, or Buyer may waive the objections and proceed to Closing.  Seller shall pay the cost of the initial Title Commitment (but not any additional search fees requested by Buyer).  Buyer shall pay the premium for the ALTA owner’s title insurance policy and for any survey obtained by Buyer.

9.  Estoppels.  Prior to expiration of the Inspection Period, Seller shall request Cook Inlet/Western Wireless PV/SSS PCS, L.P. and Genisys Controls, LLC (the “Tenants”) (but not Buyer) to execute a tenant estoppel certificate in a form requested by Buyer.  If either Tenant refuses to deliver an estoppel certificate, Buyer may terminate this Contract, and the Deposit shall be returned to Buyer, or Buyer may proceed to Closing.  Unless the form is prescribed by the applicable

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lease agreement, Buyer shall deliver the form of estoppel certificate for Seller to send to Buyer, within ten (10) days after the Effective Date.  In no event shall a Tenant be required to execute an estoppel that includes more information or a different form than as required under such Tenant’s lease.  In the event a Tenant requires payment of a fee for such estoppel, Seller shall be responsible for payment of such fee. Seller shall not be in breach of this Contract if it is unable to obtain an acceptable estoppel certificate from a Tenant.

10.  Prorations.  (a) All expenses and income arising from the Property shall be prorated at Closing.  Seller shall pay all taxes, assessments, utilities and other charges and shall be entitled to all income which accrues prior to the date of Closing.  Buyer shall pay all taxes, expenses and charges and receive all income which accrues from the Property on and after the date of Closing.  Any prepaid rents, security deposits, and triple net charges collected by Seller shall be retained by Seller and a credit of even amount shall be provided to Buyer. The parties agree to use good faith in negotiating the prorations and allocations on the closing statement using their best efforts to accurately allocate expenses and income from the Property as of Closing.

(b)  Base rents, percentage rents, additional rents, common area charges, escalations and other tenant reimbursements (other than security deposits) payable under the Leases (collectively, the “Rents”) for the Property or portions thereof shall be prorated as of the Closing Date, except that no proration shall be made for Rents delinquent as of the Closing Date (hereinafter called the “Delinquent Rents”). Delinquent Rents include any rents that are more than thirty (30) days past due.  Any Delinquent Rents collected after the Closing shall be applied as follows:  (i) first, to the calendar month in which payment is made; (ii) second, to any unpaid Rent for periods succeeding the month in which Closing occurs; and (iii) third, to any unpaid Rent preceding the month in which Closing occurs.  Buyer shall use reasonable efforts for three (3) months after the Closing Date to assist Seller with the collection of any Delinquent Rents that accrued prior to the Closing Date. Buyer shall have no liability to Seller for Delinquent Rents that remain uncollected after such three (3) month period.  Notwithstanding the foregoing, Seller shall have the right to commence and pursue litigation against any tenant to collect any Delinquent Rents, provided, that Seller may not seek as a remedy in any such litigation the termination of any Leases or the dispossession of any tenant.  Seller agrees to forward any Rents received by it after the Closing Date to Buyer for application in accordance with the provisions hereof.

11.  Casualty/Condemnation. All risk of loss shall be borne by Seller until Closing.  Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Property between the date hereof and Closing or of any actual or threatened taking or condemnation of all or any portion of the Property.  If prior to the Closing there shall occur any such damage, taking or condemnation, then in any such event Buyer may at its option terminate this Contract by notice to Seller within twenty (20) days after Buyer has received the notice referred to above or at the Closing, whichever is earlier and the Deposit shall be returned to Buyer.  If Buyer does not so elect to terminate this Contract, then the Closing shall take place as provided herein without abatement of the purchase price, and there shall be assigned to Buyer at the Closing all of Seller’s interest in and to all insurance proceeds or condemnation award.

12.  Default and Remedies.  Following a default by either Seller or Buyer under this Contract, the other party shall have the following remedies:

(a)If Seller defaults, Buyer may (i) sue to specifically enforce this Contract, or (ii) in the event that specific performance is unavailable to Buyer due to Seller conveying title to the Property to a third party while this Contract remains in effect without Buyer’s default, obtain reimbursement for all damages incurred by Buyer as a result, including, without limitation, Buyer’s actual and reasonable out of pocket costs and expenses incurred in performing its due diligence, not to exceed the sum of $25,000.00, unless any costs in excess of $25,000.00 are mutually agreed to by the parties, or (iii) terminate this Contract by written notice to Seller and receive a refund of the Deposit.

(b)If Buyer defaults, Seller may terminate this Contract by written notice to Buyer and retain the Deposit as liquidated damages as Seller’s sole remedy (the parties agree that it would be difficult to ascertain the extent of actual damages caused by Buyer’s breach and that the Deposit represents as fair an approximation of such actual damages as the parties can now determine).  In the event Buyer is in breach of its obligations under its existing lease with Seller, Buyer shall be in default of this Contract and Seller shall have no obligation to close on the sale to Buyer.

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(c)In the event either party files a lawsuit to enforce this Contract, the prevailing party in any lawsuit may collect any attorney’s fees and expenses from the non-prevailing party arising out of the enforcement of this Contract.

13.  Brokers.  The parties each represent and warrant to the other that no real estate broker, salesman or finder has been involved in this transaction.  If any claim for brokerage fees in connection with this transaction is made by any broker, salesman or finder claiming to have dealt through or on behalf of one of the parties hereto, such party shall indemnify, defend and hold harmless the other party hereunder from and against all liabilities, damages, claims, costs, fees and expenses whatsoever with respect to said claim for brokerage fees.

14.  Notice.  In the event either party is required to provide notice to the other party, such notice shall be by (i) certified mail, return receipt requested, or (ii) overnight delivery service, or (iii) electronic mail.  Notice shall be deemed given when received, with respect to (i) and (ii) above, or when sent with respect to (iii) above. Notice shall be sent to the following addresses:

To Seller:	Legacy Capital Group
Attn: Frank Murphy
2440 E. 29th Street
Tulsa, Oklahoma 74114

E-mail: frank@genisyscontrols.com

With a copy to:	Jay T. Shadwick
11040 Oakmont
Overland Park, Kansas 66210
Fax: (913) 498-3538
E-mail: jshadwick@kc-dsdlaw.com

To Buyer:	Enovation Controls, LLC
c/o Sun Hydraulics Corporation
Attn: Tricia Fulton
1500 West University Parkway
Sarasota, FL 34241

E-mail: tricia.fulton@snhy.com

With a copy to:	Shumaker, Loop & Kendrick, LLP
Attn: Gregory R. Haney
101 E. Kennedy Boulevard, Suite 2800
Tampa, FL 33602
E-mail: ghaney@slk-law.com

15.  Exchange.   Each party hereby consents to the other party including this transaction as part of a tax deferred exchange under Section 1031 of the Internal Revenue Code and agrees to reasonably cooperate with the other party, at no cost to the cooperating party, including the execution of any standard notices and consent forms required by law. The parties acknowledge and agree that assigning its rights to a third party intermediary for purposes of effecting the exchange shall not release such party of its obligations hereunder.

16.  Miscellaneous.  The parties agree the following terms are a material part of this Contract:

(a) This Contract shall be construed and governed in accordance with the laws of the State of Oklahoma. Any dispute arising out of this Contract shall have its venue and jurisdiction in the state court in the county in which the Property is located.

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(b)  All the parties to this Contract have participated fully in the negotiation and preparation hereof; and accordingly, this Contract shall not be more strictly construed against any one of the parties hereto.  In the event any term or provision of this Contract is determined by an appropriate judicial authority to be illegal or otherwise invalid, such provision shall be construed as such authority determines, and the remainder of this Contract shall be construed to be in full force and effect.

(c) In construing this Contract, the singular shall be held to include the plural, the plural shall be held to include the singular, the use of any gender shall be held to include every other and all genders, and captions and paragraph headings shall be disregarded.

(d)All exhibits attached hereto are incorporated in, and made a part of, this Contract.  This Contract constitutes the entire understanding and agreement between the parties, and there are no understandings, agreements, representations or warranties except as specifically set forth herein.

(e)This Contract may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement such change would be sought.

(f)This Contract shall be binding upon the parties hereto and their respective successors and assigns.  Buyer may assign its rights in this Contract to a third party without the consent of Seller.  Buyer shall notify Seller of such assignment no less than five (5) days prior to Closing.  No assignment shall release Buyer of its obligations hereunder.

(g)Time is of the essence of this Contract.

(h)  All obligations hereunder which by their nature or by any provision of this Contract involve performance after the Closing Date, shall survive the Closing and delivery of the Deed.

(i)If any date for under this Contract for delivery or performance falls on a Saturday, Sunday or legal holiday recognized by the State of Oklahoma, the date for delivery or performance shall be deemed to be the immediately following business day.

(j)Except as otherwise expressly provided herein, all promises, representations, and warranties in this Contract shall be deemed made on and as of the Effective Date and the Closing Date, and shall survive consummation of this Contract and delivery of the Deed for a period of six (6) months following the Closing Date.

(k)This Contract may be executed in several counterparts.  All counterparts so executed shall constitute one agreement and shall be binding on all parties, even though all the parties did not sign the original or the same counterpart signature page. Hand signatures transmitted by fax or electronic mail such as PDF are also permitted as binding signatures to this Contract.

(l) BUYER AND SELLER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, COUNTERCLAIM OR DEFENSE BASED ON THIS CONTRACT, OR ARISING OUT OF, UNDER OR IN ANY CONNECTION WITH THIS CONTRACT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO RELATING TO THIS CONTRACT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER AND SELLER ENTERING INTO THIS CONTRACT.

[Signature page follows]

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[Signature page to Real Estate Contract]

IN WITNESS WHEREOF, the parties have set their hands on the dates shown below.

Legacy Capital Group	Enovation Controls, LLC

By ___/s/ Frank W. Murphy III_______	By ___/s/ Tricia Fulton______________
Name __Frank W. Murphy III________	Name _Tricia Fulton________________
Title ___President_________________	Title __CFO ______________________
Date: ____October 30______, 2017	Date: __October 26___________, 2017

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EXHIBIT A

The West 845.0 feet of the South 1032.0 feet of Lot One (1), Block Four (4), METRO PARK, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

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EXHIBIT B

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EXHIBIT C

Lease Agreement dated December 5, 2016 with Enovation Controls, LLC, which shall be terminated at Closing

Site Lease with Option dated January 3, 1997 with Cook Inlet/Western Wireless PV/SSS PCS, L.P.

Lease Agreement with Genisys Controls (affiliate of Seller), which shall be amended or restated at the Closing of this transaction, on terms and conditions mutually agreeable to the parties, including, without limitation at least a six (6) month lease term, subject to termination by Genisys Controls, LLC upon 30 days’ notice, at its current rental rate.

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EXHIBIT D

LEASE AMENDMENT

This Lease Amendment (“Amendment”) is entered into as of ______________, 2017 (the “Effective Date”) by and between Enovation Controls, LLC, an Oklahoma limited liability company (“Landlord”) and Genisys Controls, LLC, a Delaware limited liability company (“Tenant”).

WHEREAS, Landlord (as successor-in-interest to Legacy Capital Group, an Oklahoma limited partnership) and Tenant are parties to that certain Lease Agreement dated December 5, 2016 (“Lease”) concerning the leased premises described therein (“Premises”); and

WHEREAS, the parties now desire to enter into this Amendment to modify the “Prime Term” of the Lease and memorialize certain agreements of the parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Landlord and Tenant agree that the Primary Term shall expire six (6) months following the Effective Date, unless the same is terminated sooner by Tenant upon thirty (30) days’ written notice to Landlord.

2.The parties acknowledge that each other has performed its obligations under the Lease and that neither has any current defense or right of offset or abatement nor any claim against the other arising out of or related to the Lease.

3.  Except as modified herein, the Lease remains in full force and effect.

4.This Amendment may be executed in one or more counterparts.  All counterparts so executed shall constitute one agreement and shall be binding on all parties, even though all the parties did not sign the original or the same counterpart signature page. Hand signatures transmitted by fax or electronic mail such as PDF are also permitted as binding signatures to this Amendment.

5.This Amendment contains the entire agreement between the parties regarding the matters described above and all prior or contemporaneous oral promises or understandings are merged herein.  This Amendment and the Lease cannot be further amended, modified or altered without a written agreement signed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties have set their hands as of the date shown above.

Genisys Controls, LLC	Enovation Controls, LLC

By: _/s/ Frank W. Murphy III____	By: __/s/ Tricia Fulton__________
Name: Frank W. Murphy III	Name: __Tricia Fulton__________
Title: Co-Chief Executive Officer	Title: __CFO________________